UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

515-232-1010
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Lincolnway Energy entered into a Distiller's Grain Off-Take Agreement with Gavilon Ingredients, LLC on December 2, 2013, but with the Agreement to become effective on January 1, 2014. Under the Agreement, Gavilon is required to purchase all of the distiller's grains produced at Lincolnway Energy's ethanol plant. The purchase price will be the corresponding price being paid to Gavilon for the distiller's grains in question, less certain logistics costs and a service fee. Gavilon is required to use commercially reasonable efforts to achieve the highest price available under prevailing market conditions. The Agreement can be terminated after its initial term by either Lincolnway Energy or Gavilon on a 60 days prior written notice. The Agreement can also be terminated for an uncured breach of the Agreement and in the event of the bankruptcy or other similar circumstances with respect to Lincolnway Energy or Gavilon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: December 2, 2013	By:	/s/ Eric Hakmiller
Eric Hakmiller, President and Chief Executive Officer